UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2019

FS Credit Real Estate Income Trust, Inc.

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	333-216037 (Commission File Number)	81-4446064 (I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)	19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☒

Item 1.01. Entry into a Material Definitive Agreement.

On August 22, 2019, FS Credit Real Estate Income Trust, Inc. (the “Company”) and FS CREIT Finance Holdings LLC, a direct wholly owned subsidiary of the Company (“Finance Holdings,” and together with the Company, the “Borrowers”), entered into a Loan and Security Agreement (the “CNB Loan Agreement,” and together with the related transaction documents, the “CNB Facility”), each as a borrower, with City National Bank (“CNB”), as administrative agent and a lender, to (i) refinance debt incurred by any subsidiary of the Borrowers under any subsidiary financing arrangement, (ii) fund investments including through contributions of capital to such Borrower’s subsidiaries, and (iii) for other purposes permitted by the Borrowers’ organizational documents. The initial maximum amount of financing available under the CNB Facility is $10 million. This amount, with the consent of CNB, may be increased to $25 million. In addition, under the terms of the CNB Facility, the Borrowers are subject to a non-utilization fee of 0.375% per annum on the unused portion of the maximum facility amount.

Borrowings under the CNB Facility are subject to compliance with a borrowing base calculated based on the Company’s shareholder subscriptions and certain cash and assets held directly by the Company. Borrowings under the CNB Facility accrue interest at a rate equal to the London Interbank Offered Rate plus a spread of 2.25% per annum, and each borrowing must be repaid no later than 180 days after the funding date of such borrowing.

The term of the CNB Facility is two years. At the request of the Company, CNB may grant extensions of the facility termination date, so long as certain conditions are met.

The Borrowers’ obligations under the CNB Facility are secured by a first priority security interest in substantially all of the assets of the Borrowers except for (i) equity in any financing subsidiaries; (ii) any property, right, title or interest pledged in any customary equity pledge agreement pursuant to any subsidiary financing; and (iii) any assets maintained unencumbered to satisfy any subsidiary financing covenants.

Under the CNB Facility, the Borrowers made certain customary representations and warranties and are required to comply with various customary covenants, reporting requirements and other requirements, including a covenant requiring the Company to maintain its net asset value at an amount equal to or greater than $85 million from and after the closing date.

The CNB Loan Agreement contains “Events of Default” that are customary for agreements of its type, including (i) the failure to make principal payments when they are due; (ii) the failure to cure any borrowing base deficiency within three business days of when such deficiency first occurs; (iii) the failure to comply with certain covenants and obligations under the CNB Facility, subject to grace periods; (iv) breaches of representations or warranties in any material respect; (v) the failure of any Borrower (or its written admission that it will be unable) to pay its debts as they become due; (vi) the insolvency or bankruptcy of any Borrower; (vii) certain change of control events; (viii) cross-defaults to other material debt, subject to grace periods; and (ix) the failure of the Company to maintain its status as a “real estate investment trust” as defined in the United States Internal Revenue Code of 1986, as amended.

The material terms of the CNB Facility described above are qualified in their entirety by the agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibit

EXHIBIT NUMBER	DESCRIPTION
10.1	Loan and Security Agreement dated as of August 22, 2019 among FS Credit Real Estate Income Trust, Inc., FS CREIT Finance Holdings LLC and City National Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Credit Real Estate Income Trust, Inc.

Date:	August 23, 2019	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
Vice President, Treasurer and Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	Loan and Security Agreement dated as of August 22, 2019 among FS Credit Real Estate Income Trust, Inc., FS CREIT Finance Holdings LLC and City National Bank.